Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of April 6, 2018, among Mohawk Group Holdings, Inc., a Delaware corporation (the “Company”), the persons who have purchased the Offering Shares and have executed omnibus or counterpart signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”), the persons or entities identified on Schedule 1 hereto holding Placement Agent Warrants (collectively, the “Brokers”), the persons and entities identified on Schedule 2 hereto holding Merger Shares and the persons and entities identified on Schedule 3 hereto holding Pre-Merger Shares. Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below or in the Subscription Agreement.

RECITALS:

WHEREAS, Mohawk Group, Inc., a Delaware corporation (“Mohawk”) has offered and sold in compliance with Rule 506 of Regulation D promulgated under the Securities Act to accredited investors in a private placement offering (the “Offering”) shares of Mohawk’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Stock”), pursuant to that certain Subscription Agreement entered into by and between the Company and each of the subscribers for the Offering Shares set forth on the signature pages affixed thereto (the “Subscription Agreement”); and

WHEREAS, at the Initial Closing, the Company entered into the Merger Agreement with Newco providing for a reverse triangular Merger with Newco and Merger Subsidiary, and at the closing of the Merger, (a) all of the outstanding shares of the Company’s stock (other than the Series C Stock), on a fully-diluted basis (including any outstanding convertible notes on an as-converted basis, and any outstanding warrants (other than the Placement Agent Warrants, but excluding outstanding options, will convert into 33,750,000 shares of Common Stock (or warrants therefor as applicable)), (b) each share of Series C Stock will convert into one (1) share of Common Stock, and (c) the Placement Agent Warrants will be exchanged for like warrants of Newco to purchase the same number of shares of Common Stock at the same price per share; and

WHEREAS, at the closing of the Merger, Mohawk is obligated to cause the Company to execute and deliver to each Purchaser and each holder of Merger Shares, of Pre-Merger Shares and of Placement Agent Warrants a counterpart of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Market” means the OTC Markets Group QB or QX Tier, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE MKT, or any successor national securities exchange.

“Blackout Period” means, with respect to a registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Shares to be covered by such registration statement, if any, or the filing of an amendment to such registration statement in the circumstances described in Section 4(g), would be seriously detrimental to the Company and its stockholders, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Shares and ending on the earlier of (1) the date upon which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement may resume; provided, however, that no Blackout Period shall extend for a period of more than thirty (30) consecutive Trading Days (except for a Blackout Period arising from the filing of a post-effective amendment to the Registration Statement to update the prospectus therein to include the information contained in the Company’s Annual Report on Form 10-K, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the staff of the Commission (the “Staff”) on such amendment) and aggregate Blackout Periods shall not exceed sixty (60) Trading Days in any twelve (12) month period.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock of Newco and any and all shares of capital stock or other equity securities of: (i) Newco which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Effective Date” means the date of the closing of the Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein, any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means (i) each Purchaser, (ii) each Broker, (iii) each Pre-Merger Stockholder, and (iv) each holder of the Merger Shares, in each case or any of such person’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Shares directly or indirectly from a Purchaser or from any Permitted Assignee thereof.

“Majority Holders” means, at any time, Holders of a majority of the Registrable Shares then outstanding.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of the date of this Agreement, by and among the Company, Mohawk and Merger Subsidiary, as amended from time-to-time.

“Merger Shares” means the shares of Common Stock issued pursuant to the Merger Agreement in exchange for all of the equity securities of Mohawk that are outstanding immediately prior to the closing of the Merger (other than the Series C Stock).

“Offering Shares” means the shares of Common Stock issued pursuant to the Merger Agreement to the Purchasers in exchange for the Series C Stock and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity or trust that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

“Placement Agent Warrants” shall have the meaning set forth in the Subscription Agreement, as such securities have been assumed or substituted by the Company in accordance with the Merger Agreement.

“Pre-Merger Shares” means 3,000,000 shares of Common Stock of the Company held by stockholders of the Company prior to the Merger.

“Pre-Merger Stockholder” means a person holding Pre-Merger Shares.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means (a) the Offering Shares, (b) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, (c) the Merger Shares, and (d) the Pre-Merger Shares; but, in each case, excluding any otherwise Registrable Shares that (i) have been sold or otherwise transferred other than to a Permitted Assignee, or (ii) may be sold at the time under the Securities Act without restriction, including manner of sale, current information requirements or volume limitations, either pursuant to Rule 144 of the Securities Act or otherwise, during any ninety (90) day period.

“Registration Default Period” means the period during which any Registration Event occurs and is continuing.

“Registration Effectiveness Date” means the date that is one hundred thirty-five (135) calendar days after the SEC Filing Date.

“Registration Event” means the occurrence of any of the following events:

(a) the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b) the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(c) after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Shares for a period of more than fifteen (15) consecutive Trading Days, excluding Blackout Periods permitted herein, and as excused pursuant to Section 3(a);

(d) after the Common Stock has become listed or included for quotation, as applicable, on an Approved Market, the Registrable Shares, if issued and outstanding, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal markets for the Common Stock, for more than three (3) full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time.

“Registration Filing Date” means the date that is sixty (60) calendar days after the Effective Date.

“Registration Statement” means the registration statement that the Company is required to file pursuant to Section 3(a) of this Agreement to register the Registrable Shares.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“SEC Filing Date” means the date the Registration Statement is first filed by the Company with the Commission.

“Trading Day” means any day on which such national securities exchange, the OTC Markets Group or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

2. Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is five (5) years from the SEC Effective Date and (ii) the date on which all Registrable Shares held by such Holder have been transferred other than to a Permitted Assignee. Notwithstanding the foregoing, Section 3(b), Section 6, Section 8, Section 9 and Section 11 shall survive the termination of this Agreement.

3. Registration.

(a) Registration on Form S-1. The Company shall file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Shares, and the Company shall (i) use its commercially reasonable efforts to make the initial filing of the Registration Statement no later than the Registration Filing Date, (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement effective for a period of five (5) years after the SEC Effective Date or for such shorter period ending on the date on which all Registrable Shares have been transferred other than to a Permitted Assignee (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so; and provided further, the Company shall be entitled to suspend the effectiveness of the Registration Statement at any time prior to the expiration of the Effectiveness Period during a Blackout Period.

Notwithstanding the foregoing, in the event that the Staff should limit the number of Registrable Shares that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Shares as specified by the Commission on behalf of all of the Holders of Registrable Shares as follows:

(i) first, from the Merger Shares, on a pro-rata basis among the Holders thereof,

(ii) second, from the Pre-Merger Shares, on a pro-rata basis among the Holders thereof,

(iii) third, from the Registrable Shares issuable upon exercise of the Placement Agent Warrants, on a pro-rata basis among the Holders thereof (and on an as-exercised basis with respect to any Placement Agent Warrants not then exercised), and

(iv) fourth, from the Offering Shares, on a pro rata basis among the holders thereof

(such Registrable Shares, the “Cut-Back Shares”).

In such event, the Company shall give the Holders prompt notice of the Registrable Shares so excluded from the Registration Statement. The Company shall use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale the Cut-Back Shares (pro rata among the Holders of such Cut-Back Shares, and in the same order of priority as set forth above) so long as they remain Registrable Shares using one or more registration statements that it is then entitled to use. The Company shall use its commercially reasonable efforts to cause each such registration statement to be declared effective under the Securities Act as soon as possible, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act during the entire Effectiveness Period.

Notwithstanding the foregoing, the Company shall be entitled to suspend offers and sales of Registrable Shares under the Registration Statement at any time prior to the expiration of the Effectiveness Period during any Blackout Period.

(b) Liquidated Damages. If a Registration Event occurs, then the Company will make payments to each Holder of Offering Shares that are Registrable Shares and/or Registrable Shares issued or issuable upon exercise of Placement Agent Warrants (collectively, the “Eligible Shares”), as liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of twelve percent (12%) per annum of:

(i) in the case of Offering Shares, the aggregate Purchase Price therefor paid by the Purchaser thereof pursuant to the Subscription Agreement, or

(ii) in the case of Registrable Shares issued or issuable upon exercise of Placement Agent Warrants, the product of $4.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events) multiplied by the number of such Registrable Shares, but in each case, only with respect to such Holder’s Eligible Shares that are affected by such Registration Event and only for the period during which such Registration Event continues to affect such Eligible Shares.

Notwithstanding the foregoing, the maximum amount of liquidated damages that may be paid by the Company pursuant to this Section 3(b) shall be an amount equal to eight percent (8%) of the applicable foregoing amounts described in clauses (i) and (ii) in the preceding paragraph with respect to such Holder’s Eligible Shares that are affected by all Registration Events in the aggregate. Each payment of liquidated damages pursuant to this Section 3(b) shall be due and payable in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. The Registration Default Period shall terminate upon the earlier of such time as the Eligible Shares that are affected by the Registration Event cease to be Registrable Shares or (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event. The amounts payable as liquidated damages pursuant to this Section 3(b) shall be payable in lawful money of the United States.

No liquidated damages shall accrue or be payable to any Holder pursuant to this Section 3(b) (i) with respect to any Cut-Back Shares, provided that the Company continues to use commercially reasonable efforts to register such Cut-Back Shares for resale as provided in Section 3(a), or (ii) with respect to any Eligible Shares during any period in which they are subject to an agreement between the Holder and the Company prohibiting the Holder from selling or distributing the Eligible Shares in the manner described in the Registration Statement, or (iii) if such Holder fails to perform its obligations under Section 5(b) or 5(c).

(c) If the Company receives a written notice from the Holders of at least 50% of the Registrable Shares then outstanding that they desire to distribute the Registrable Shares held by them (or a portion thereof) by means of an underwritten offering or a block trade, the Company shall use commercially reasonable efforts to promptly engage one or more underwriter(s) or investment bank(s) to conduct such an offering of the Registrable Shares (a “Secondary Offering”). The underwriter(s) or investment bank(s) will be selected by the Company and shall be reasonably acceptable to the Holders of a majority of the Registrable Shares providing such notice. All Holders proposing to distribute their securities through such Secondary Offering shall enter into an underwriting agreement or other agreement(s), including any lock-up or market standoff agreements, in customary form with the underwriter(s) or investment bank(s) selected for such Secondary Offering as may be mutually agreed upon among the Company, the underwriter(s) or investment bank(s) and the selling Holders. In connection with a Secondary Offering, the Company shall enter into and perform its obligations under an underwriting agreement or other agreement(s), in usual and customary form as may be mutually agreed upon among the Company, the underwriter(s) or investment bank(s) and the selling Holders.    Notwithstanding any other provision of this Section 3(c), if the underwriter(s) or investment bank(s) advise(s) such Holders in writing that marketing factors require a limitation on the number of shares to be offered in the Secondary Offering, then the number of Registrable Shares that may be included in such Secondary Offering shall be allocated among such Holders of Registrable Shares, in proportion (as nearly as practicable) to the number of Registrable Shares owned by each such Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Shares held by the Holders to be included in such Secondary Offering shall not be reduced unless all other securities are first entirely excluded from the Secondary Offering.

4. Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a) prepare and file with the Commission with respect to the Registrable Shares, a Registration Statement in accordance with Section 3(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective for the Effectiveness Period;

(b) not name any Holder in the Registration Statement as an underwriter without that Holder’s prior written consent;

(c) if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(d) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(e) not less than ten (10) Trading Days prior to filing a Registration Statement or any related prospectus or any amendment or supplement thereto, furnish to the Holders copies of all such documents proposed to be filed (other than those incorporated by reference) and duly consider any comments received by the Holders;

(f) furnish, without charge, to each Holder of Registrable Shares covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Shares owned by such Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the EDGAR system;

(g) use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions within the United States as any Holder of Registrable Shares covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Shares (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction where it has not already done so;

(h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Shares, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period; provided that any and all information provided to the Holder pursuant to such notification shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law;

(i) comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(j) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Shares being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(k) use its commercially reasonable efforts to cause all the Registrable Shares covered by the Registration Statement to be quoted on the OTC Markets Group or such other principal securities market or quotation system on which securities of the same class or series issued by the Company are then listed or traded or quoted;

(l) provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times and cooperate with the Holders to facilitate the timely preparation and delivery of the Registrable Shares to be delivered to a transferee pursuant to the Registration Statement (whether electronically or in certificated form) which Registrable Shares shall be free, to the extent permitted by the Subscription Agreement, of all restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as any such Holders may request;

(m) cooperate with the Holders of Registrable Shares being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Shares to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Shares to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(n) notify the Holders, the Placement Agents and their counsel as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “no review,” “review” or a “completion of a review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective, provided, however, that such notice under this clause (C) shall be delivered to each Holder; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Holders as selling stockholders; or (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(o) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Shares by reason of the limitations set forth in Regulation M of the Exchange Act;

(p) take all other commercially reasonable actions necessary to enable, expedite, or facilitate the Holders to dispose of the Registrable Shares by means of the Registration Statement during the term of this Agreement; and

(q) as soon as practicable after the SEC Effective Date, the Company will cause the Common Stock to be listed or included for quotation, as applicable, on an Approved Market.

5. Obligations of the Holders.

(a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(h) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Shares included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(h) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(b) The Holders of the Registrable Shares shall provide such information as may reasonably be requested by the Company in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Shares under the Securities Act pursuant to Section 3(a) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Securityholder Questionnaire”) or any update thereto not later than three (3) Business Days following a request therefore from the Company.

(c) Each Holder, by its acceptance of the Registrable Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Shares from such Registration Statement.

6. Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of the Company’s independent accountants; provided, that, in any underwritten registration or other Secondary Offering, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Shares being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Except as provided in Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Shares with respect to which such rights are being transferred or assigned. The Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

8. Indemnification.

(a) In the event of the offer and sale of Registrable Shares under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by a Holder or its representative to the Company expressly for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Shares; or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Shares that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person because of the failure of such Holder to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

(b) As a condition to including Registrable Shares in any registration statement filed pursuant to this Agreement, each Holder agrees, severally and not jointly, to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of a material fact or any omission of a material fact required to be stated in any registration statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by the Holder or its representative to the Company expressly for use in the preparation thereof, and such Holder shall reimburse the Company, and its directors, officers, partners, and any such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Shares pursuant to such registration statement, except in the case of fraud or willful misconduct by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e) If the indemnification provided for in Section 8(a) or 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(e), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Shares pursuant to the Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission, except in the case of fraud or willful misconduct. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

9. Rule 144. Following the SEC Effective Date, the Company will use its commercially reasonable efforts to timely file all reports required to be filed by the Company after the date thereof under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell shares of Common Stock under Rule 144.

10. Independent Nature of Each Purchaser’s Obligations and Rights. The obligations of each Purchaser and each Broker under this Agreement are several and not joint with the obligations of any other Purchaser or Broker, and each Purchaser and each Broker shall not be responsible in any way for the performance of the obligations of any other Purchaser or any Broker under this Agreement. Nothing contained herein and no action taken by any Purchaser or Broker pursuant hereto, shall be deemed to constitute such Purchasers and/or Brokers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers and/or Brokers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser and each Broker shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser or Broker to be joined as an additional party in any proceeding for such purpose.

11. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts located in the County of New York in the State of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b) Remedies. Except as otherwise specifically set forth herein with respect to a Registration Event, in the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Except as otherwise specifically set forth herein with respect to a Registration Event, the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c) Subsequent Registration Rights. Except with respect to the Third Amended and Restated Investors’ Rights Agreement by and among Mohawk, the Purchasers and certain of the initial Holders party hereto who were former stockholders of Mohawk dated of even date herewith, until the Registration Statement required hereunder is declared effective by the Commission, the Company shall not enter into any agreement granting any registration rights with respect to any of its securities to any Person without the written consent of Holders representing no less than a majority of the outstanding Registrable Shares.

(d) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(e) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(f) Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(g) Notices, etc. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) upon receipt, when personally delivered; (b) one (1) Business Day after deposit with an nationally recognized overnight courier service with next day delivery specified, costs prepaid) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, provided confirmation of facsimile is mechanically or electronically generated and kept on file by the sending party and confirmation of email is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipients email server that such e-mail could not be delivered to such recipient; (d) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid; or (e) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Company, to:

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

Attention: Yaniv Sarig, President & CEO

Email: yaniv@mohawkgp.com

with copies (which shall not constitute notice) to:

Fenwick & West, LLP

1211 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attention: Mark Stevens, Esq.

E-mail: mstevens@fenwick.com, or

if to a Purchaser, Broker or Holder of Merger Shares or Pre-Merger Shares, to such person at the address set forth on the signature page hereto;

or, in either case, at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 11(g).

(h) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(i) Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Purchaser, by execution of an Omnibus Signature Page to this Agreement and the Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a portable document format (.pdf) file of an executed signature page, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of a .pdf signature page were an original thereof.

(j) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Holder (i) if the amendment or waiver affects only Holders of Registrable Shares of one category (a), (b), (c) or (d) in the definition of Registrable Shares or changes the relative rights or preferences of such category and not another category or categories without the written consent of Holders of a majority of the Registrable Shares of such category then outstanding, or (ii) if the amendment or waiver affects the Holder of Registrable Shares of any such category differently than other Holders of Registrable Shares of such category, without such Holder’s prior written consent. Each Purchaser, Broker and Holder of Merger Shares or Pre-Merger Shares acknowledges that, by the operation of this Section, the Majority Holders, or the Holders of a majority of the Registrable Shares of one of such categories, may have the right and power to diminish or eliminate all rights of the Purchaser, Broker and Holder of Merger Shares or Pre-Merger Shares under this Agreement.

[COMPANY SIGNATURE PAGE FOLLOWS]

This Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY:

MOHAWK GROUP HOLDINGS, INC.

By:
Name:	Michael Silverman
Title:	President

PURCHASERS

See Omnibus Signature Pages to Subscription Agreement

BROKER (INDIVIDUAL):	BROKER (ENTITY):

Print Name	Print Name of Entity

By:
Signature	Name:
Title:

PRE-MERGER STOCKHOLDER (INDIVIDUAL):	PRE-MERGER STOCKHOLDER (ENTITY):

Print Name	Print Name of Entity

By:
Signature	Name:
Title:

HOLDER OF MERGER SHARES (INDIVIDUAL):	HOLDER OF MERGER SHARES (ENTITY):

Print Name	Print Name of Entity

By:
Signature	Name:
Title:

All Holders: Address

Annex A

MOHAWK GROUP HOLDINGS, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of Registrable Shares of Mohawk Group Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Shares, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Shares hereby elects to include the Registrable Shares owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name:

(a) Full Legal Name of Selling Securityholder

(b) Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Shares are held:

(c)

If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone: Fax:
Email:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes    ☐ No    ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Shares as compensation for investment banking services to the Company?

Yes    ☐ No    ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes    ☐ No    ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Shares in the ordinary course of business, and at the time of the purchase of the Registrable Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Shares?

Yes    ☐ No    ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)	Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Shares) beneficially owned[1] by the Selling Securityholder:

5. Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[1]

Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Fenwick & West LLP

1211 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attention: Andrew Ancheta

E-mail Address: aancheta@fenwick.com